Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

                    We consent to the incorporation by reference in the Registration Statement (Form S-8 dated December 20, 2006) pertaining to the Employees Stock Option Plan of Elbit Systems Ltd. of our report dated March 14, 2006, with respect to the consolidated financial statements and schedules of Elbit Systems Ltd. and subsidiaries included in its Annual Report (Form 20-F/A) for the year ended December 31, 2005, filed with the Securities Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Haifa, Israel
December 20, 2006